Exhibit 1(c)
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                                                        Draft--February 20, 1996


                       LORD ABBETT TAX-FREE INCOME TRUST
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                       AMENDMENT TO DECLARATION OF TRUST
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     Pursuant to Section 8.2 of the Declaration of Trust of Lord Abbett Tax Free
Income Trust, a Massachusetts business trust (the "Trust"), the Trustees, as authorized by a majority of the Shareholders of the Trust, hereby amend the Declaration of Trust by:

     (a) Striking out Section 5.3 of the Declaration of Trust and inserting in lieu thereof:

             "Section 5.3. Additional Series; Classes. The Trustees may, without
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     Shareholder approval, from time to time authorize additional Series with separate investment objectives and policies and distinct investment purposes and one or more separate classes of any Series. The Trustees shall have full power and authority in their sole discretion, and without obtaining any prior authorization or vote of the Shareholders of any Series or class of the Trust, to establish and designate and to change in any manner any such Series, or any classes thereof, to fix such preferences, voting powers, rights and privileges of such Series, or classes thereof, as the Trustees may from time to time determine, to classify or reclassify any issued Shares of any Series, or classes thereof, into one or more Series or classes, and to take such other action with respect to the Shares as the Trustees may deem desirable. The establishment and designation of any Series additional to the initial Series of Shares or the establishment and designation of any class of a Series additional to the initial class shall be effective upon the execution by a majority of the Trustees of an instrument setting forth the establishment and designation of such Series or class thereof (which instrument shall have the status of an amendment to this Declaration). Such instrument shall also set forth any rights and preferences of such Series or class which are in addition to the rights and preferences of Shares set forth in this Declaration. Each reference to "Shares" in this Declaration shall be deemed to be a reference to Shares of any Series or class or all Series and classes, as the context may require. All Shares of any Series or any classes thereof shall have equal voting, distribution, redemption, liquidation and other rights and shall be entitled to a preference over Shares of other Series or any
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     classes thereof with respect to the assets of or allocated (pursuant to subsection 5.4.2) to such Series or any classes thereof. Notwithstanding the foregoing, the Trustees may establish variations between different Series, and classes of any Series, as to purchase price, determination of net asset value, the price, terms and manner of redemption, special and relative rights as to dividends and on liquidation, conditions under which the several Series (and classes of any Series) shall have separate voting rights and such other matters as the Trustees may determine. The Trustees may from time to time divide or combine the Shares of any Series or class thereof into a greater or lesser number of Shares of such Series or class thereof without thereby changing the proportionate beneficial interests of holders of Shares in such Series or class thereof. The number of Shares of each Series and each class that may be issued shall be unlimited."

     (b) Striking out the third sentence of Section 5.11 and inserting in lieu thereof:

             "With respect to such matters, the Shareholders of each affected Series shall have the power to vote as a separate Series or as a class of a separate Series, as determined by the Trustees, and other shareholders shall not be entitled to vote."

     (c)  Adding a new Section 5.15, as follows:

             "5.15. Quorum and Required Vote. One-third (33 1/3%) of the
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     outstanding Shares shall be a quorum for the transaction of business at a
     Shareholders' meeting, except that where any provision of law or this Declaration permits or requires that holders of any series or class shall vote as a series or class, then one-third percent (33 1/3%) of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number, however, shall be sufficient for adjournment and any adjourned session or sessions may be held within 90 days after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws of the Trust and subject to any applicable requirements of law, a majority of the Shares voted shall decide any question, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any series or class shall vote as a series or class, then a

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     majority of the Shares of that series or class voted on the matter shall decide that matter insofar as that series or class is concerned."


     (d)  Inserting as the second paragraph of Section 7.3.1, the following:

             "If any Series is divided into classes, the net asset value of Shares of each class of such Series may be otherwise determined in any manner, to the extent permitted by applicable law, determined by the Trustees and disclosed in a prospectus relating to such class."

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

     IN WITNESS WHEREOF, the undersigned have executed this instrument this _____ day of ____________, 1996.


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

State of New York  )
                   )  ss.
County of New York )

     On _____________ ___, 1996, there personally appeared before me the above-named [insert names of Trustees executing amendment] who severally acknowledged the foregoing instrument to be their free act and deed.

                                        Before me


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                                        Notary Public


My commission expires


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